     As filed with the Securities and Exchange Commission on May 18, 2000

                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ____________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                       KULICKE AND SOFFA INDUSTRIES, INC.
                       ----------------------------------
               (Exact name of issuer as specified in its charter)

                 Pennsylvania                       23-1498399
        -------------------------------        -------------------
        (State or other jurisdiction of         (I.R.S. Employer
        incorporation or organization)         Identification No.)

                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                             ----------------------
                    (Address of principal executive offices)

    1998 EMPLOYEE INCENTIVE STOCK OPTION AND NON-QUALIFIED STOCK OPTION PLAN
    ------------------------------------------------------------------------
                            (Full title of the plan)

                              Clifford G. Sprague
               Senior Vice President and Chief Financial Officer
                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                         ----------------------------
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (215) 784-6000
                                                               --------------

                  Please send copies of all communications to:

                          H. John Michel, Jr., Esquire
                           Drinker Biddle & Reath LLP
                                One Logan Square
                            18th and Cherry Streets
                          Philadelphia, PA 19103-6996

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

Title of securities     Amount to be     Proposed     Proposed     Amount of
to be registered        registered       maximum      maximum      registration
                                         offering     aggregate    fee(1)
                                         price per    offering
                                         share (1)    price (1)
--------------------------------------------------------------------------------

Common Shares,
no par value            2,000,000        $  55.125    $110,250,000 $ 29,106
--------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h). Computed based upon $55.125 per share, the average of the high and low sales prices of a Common Share of the Registrant on The Nasdaq National Market on May 15, 2000.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       (Not required to be filed as part of this Registration Statement)


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          We incorporate by reference into this Registration Statement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

o Our Annual Report on Form 10-K for our fiscal year ended September 30, 1999;

o Our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 1999;

o         Our Quarterly Report on Form 10-Q for our fiscal quarter ended March
          31, 2000;

o         Our Proxy Statement for our 2000 annual meeting of stockholders;

o         Our Current Report on Form 8-K filed on November 30, 1999;

o         Our Current Report on Form 8-K filed on December 2, 1999;

o         Our Current Report on Form 8-K filed on December 9, 1999;

o         Our Current Report on Form 8-K filed on December 14, 1999;

o         Our Current Report on Form 8-K filed on December 16, 1999; and

o The description of our common stock contained in our registration statement on Form 8-A12G/A filed on September 11, 1995.


ITEM 4.   DESCRIPTION OF SECURITIES.
          --------------------------

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          Our By-laws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he or she is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein.
In addition, Pennsylvania law permits us to provide similar indemnification to employees and agents who are not directors or officers. Our By-laws provide, however, that we will not indemnify a director who has breached or failed to perform the duties of his office in a manner that constituted self-dealing, willful misconduct or recklessness. The determination of whether an individual meets the applicable standard of conduct set forth in our By-laws may be made by disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in our right to procure a judgement in our favor.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not Applicable.


ITEM 8.   EXHIBITS.
          --------

Exhibit 5     Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to Kulicke and Soffa Industries, Inc.

Exhibit 23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to Flip Chip Technologies, LLC

Exhibit 23.3  Consent of Arthur Andersen LLP, Independent Public Accountants

Exhibit 23.4  Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

Exhibit 24    Power of Attorney (included on signature page)

ITEM 9.   UNDERTAKINGS.
          ------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willow Grove, Pennsylvania, on May 16, 2000.

                              KULICKE AND SOFFA INDUSTRIES, INC.


                              By:/s/ C. Scott Kulicke
                                 --------------------
                                 C. Scott Kulicke
                                 Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints C. Scott Kulicke and Clifford G. Sprague, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Name                                  Capacity                       Date
              ----                                  --------                       ----

/s/  C. Scott Kulicke                  Chairman and Chief Executive Officer   May 16, 2000
-------------------------------------  (Principal Executive Officer)
C. Scott Kulicke

                                       Director                               May __, 2000
-------------------------------------
James W. Bagley

/s/  John A. O'Steen                   Director                               May 16, 2000
-------------------------------------
John A. O'Steen

/s/ Allison F. Page                    Director                               May 16, 2000
-------------------------------------
Allison F. Page

/s/ MacDonnell Roehm, Jr.              Director                               May 16, 2000
-------------------------------------
MacDonnell Roehm, Jr.

/s/ Larry D. Striplin, Jr.             Director                               May 16, 2000
-------------------------------------
Larry D. Striplin, Jr.

                                       Director                               May __, 2000
-------------------------------------
C. William Zadel

/s/  Clifford G. Sprague               Senior Vice President and Chief        May 16, 2000
-------------------------------------  Financial Officer (Principal
Clifford G. Sprague                    Financial and Accounting Officer)


                                 EXHIBIT INDEX


Exhibit No.    Title
----------     -----

Exhibit 5      Opinion of Drinker Biddle & Reath LLP, counsel to the Registrant

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to Kulicke and Soffa Industries, Inc.

Exhibit 23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to Flip Chip Technologies, LLC

Exhibit 23.3   Consent of Arthur Andersen LLP, Independent Public Accountants